As filed with the Securities and Exchange Commission on December 29, 2020

Registration No. 333-233053

Registration No. 333-227966

Registration No. 333-225367

Registration No. 333-222089

Registration No. 333-215089

Registration No. 333-199881

Registration No. 333-175926

Registration No. 333-168106

Registration No. 333-164921

Registration No. 333-157787

Registration No. 333-150647

Registration No. 333-142354

Registration No. 333-107006

Registration No. 333-104287

Registration No. 333-73394

Registration No. 333-57374

Registration No. 333-29939

Registration No. 333-06486

Registration No. 33-75698

Registration No. 33-80362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-233053

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-227966

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-225367

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-222089

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-215089

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-199881

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-175926

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-168106

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-164921

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-157787

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-150647

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-142354

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-107006

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-104287

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-73394

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-57374

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-29939

POST-EFFECTIVE AMENDMENT NO. 3 to FORM S-8 REGISTRATION STATEMENT NO. 33-75698 AND NO. 333-06486

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 33-80362

UNDER

THE SECURITIES ACT OF 1933

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3136179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

(650) 934-5200

(Address of Principal Executive Offices, including Zip Code)

VIVUS, Inc. 2018 Equity Incentive Plan

VIVUS, Inc. 2018 Inducement Equity Incentive Plan

VIVUS, Inc. 2010 Equity Incentive Plan

Stand-Alone Stock Option Agreement with Michael P. Miller

VIVUS, Inc. 2001 Stock Option Plan, as amended

VIVUS, Inc. 1994 Employee Stock Purchase Plan

VIVUS, Inc. 1994 Director Option Plan

VIVUS, Inc. 1991 Incentive Stock Plan

(Full title of the plans)

Mark K. Oki

Senior Vice President, Chief Financial Officer and Chief Accounting Officer

VIVUS, Inc.

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

(Name and address of agent for service)

(650) 934-5200

(Telephone number, including area code, of agent for service)

Copies to:

John L. Slebir Senior Vice President, Business Development and General Counsel VIVUS, Inc. 900 E. Hamilton Avenue, Suite 550 Campbell, CA 95008 (650) 934-5200	Jon Layman Hogan Lovells US LLP 3 Embarcadero Center Suite 1500 San Francisco, CA 94111 (415) 374-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES AND

TERMINATION OF REGISTRATION STATEMENTS

VIVUS, Inc., a Delaware corporation (the “Company”), is filing these Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements (in each case, as amended, and collectively, the “Registration Statements”) on Form S-8 previously filed by the Company (or, as applicable, VIVUS, Inc., a California corporation, the predecessor to the Company) with the Securities and Exchange Commission (the “SEC”) to deregister any and all shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (share numbers set forth below do not give effect to corporate actions, such as stock splits, effected subsequent to the filing of each such Registration Statement):

•                  Registration Statement on Form S-8 (No. 333-233053), filed with the SEC on August 6, 2019, registering 600,000 shares issuable under the VIVUS, Inc. 2018 Equity Incentive Plan and 400,000 shares issuable under the VIVUS, Inc. 1994 Employee Stock Purchase Plan;

•                  Registration Statement on Form S-8 (No. 333-227966), filed with the SEC on October 24, 2018, registering 2,649,304 shares issuable under the VIVUS, Inc. 2018 Equity Incentive Plan;

•                  Registration Statement on Form S-8 (No. 333-225367), filed with the SEC on June 1, 2018, registering 5,020,000 shares issuable under the VIVUS, Inc. 2018 Inducement Equity Incentive Plan;

•                  Registration Statement on Form S-8 (No. 333-222089), filed with the SEC on December 15, 2017, registering 7,000,000 shares issuable under the VIVUS, Inc. 2010 Equity Incentive Plan;

•                  Registration Statement on Form S-8 (No. 333-215089), filed with the SEC on December 14, 2016, registering 5,000,000 shares issuable under the VIVUS, Inc. 2010 Equity Incentive Plan;

•                  Registration Statement on Form S-8 (No. 333-199881), filed with the SEC on November 5, 2014, registering 5,950,000 shares issuable under the VIVUS, Inc. 2010 Equity Incentive Plan;

•                  Registration Statement on Form S-8 (No. 333-175926), filed with the SEC on August 1, 2011, registering 600,000 shares issuable under the VIVUS, Inc. 1994 Employee Stock Purchase Plan;

•                  Registration Statement on Form S-8 (No. 333-168106), filed with the SEC on July 14, 2010, registering 16,615,199 shares issuable under the VIVUS, Inc. 2010 Equity Incentive Plan and 400,000 shares issuable under the Stand-Alone Stock Option Agreement with Michael P. Miller;

•                  Registration Statement on Form S-8 (No. 333-164921), filed with the SEC on February 16, 2010, registering 1,000,000 shares issuable under the VIVUS, Inc. 2001 Stock Option Plan, as amended;

•                  Registration Statement on Form S-8 (No. 333-157787), filed with the SEC on March 9, 2009, registering 1,000,000 shares issuable under the VIVUS, Inc. 2001 Stock Option Plan, as amended;

•                  Registration Statement on Form S-8 (No. 333-150647), filed with the SEC on May 5, 2008, registering 1,000,000 shares issuable under the VIVUS, Inc. 2001 Stock Option Plan, as amended;

•                  Registration Statement on Form S-8 (No. 333-142354), filed with the SEC on April 25, 2007, registering 1,000,000 shares issuable under the VIVUS, Inc. 2001 Stock Option Plan, as amended;

•                  Registration Statement on Form S-8 (No. 333-107006), filed with the SEC on July 14, 2003, registering 600,000 shares issuable under the VIVUS, Inc. 1994 Employee Stock Purchase Plan;

•                  Registration Statement on Form S-8 (No. 333-104287), filed with the SEC on April 3, 2003, registering 824,979 shares issuable under the VIVUS, Inc. 2001 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-73394), filed with the SEC on November 15, 2001, registering 1,000,000 shares issuable under the VIVUS, Inc. 2001 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-57374), filed with the SEC on March 21, 2001, registering 400,000 shares issuable under the VIVUS, Inc. 1994 Employee Stock Purchase Plan;

•                  Registration Statement on Form S-8 (No. 333-29939), filed with the SEC on June 24, 1997, registering 800,000 shares issuable under the VIVUS, Inc. 1991 Incentive Stock Plan and 100,000 shares issuable under the VIVUS, Inc. 1994 Director Option Plan;

•                  Registration Statement on Form S-8 (No. 33-75698), registering shares issuable under the VIVUS, Inc. 1991 Incentive Stock Plan, the VIVUS, Inc. 1994 Director Option Plan and the VIVUS, Inc. 1994 Employee Stock Purchase Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-75698), filed with the SEC on June 25, 1996, as amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-06486), filed with the SEC on December 26, 1996, registering 1,700,000 shares issuable under the VIVUS, Inc. 1991 Incentive Stock Plan; and

•                  Registration Statement on Form S-8 (No. 33-80362), filed with the SEC on June 14, 1994.

On July 7, 2020, the Company and all of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On December 10, 2020, the Bankruptcy Court approved the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of VIVUS, Inc. and Its Affiliated Debtors (the “Plan”), and on December 11, 2020 (the “Effective Date”), the Plan became effective pursuant to its terms. All previously issued and outstanding equity interests in the Company were automatically cancelled and extinguished as of the Effective Date.

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities registered for issuance that remain unsold at the termination of each such offering, effective upon the filing of these Post-Effective Amendments, the Company hereby removes from registration by means of these Post-Effective Amendments all securities registered but unsold or otherwise unissued, if any, under the Registration Statements. Effective upon the filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements. In addition, effective upon the filing of these Post-Effective Amendments, the Company hereby removes from registration by means of these Post-Effective Amendments all securities registered but unsold or otherwise unissued under any one or more Registration Statements on Form S-8 not enumerated above and previously filed with the SEC by the Company or VIVUS, Inc., a California corporation, the predecessor to the Company, and terminates the effectiveness of any and all such Registration Statements on Form S-8, in each case together with any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on December  29, 2020.

VIVUS, INC.

By:	/s/ Mark K. Oki
Name:	Mark K. Oki
Title:	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 under the Securities Act of 1933, as amended.